EXHIBIT 22

                   SUBSIDIARIES OF ENCORE COMPUTER CORPORATION

NAME                                         JURISDICTION              OWNERSHIP
----                                         ------------              ---------

ENCORE COMPUTER U.S., INC                      DELAWARE                  100%

ENCORE COMPUTER INTERNATIONAL, INC.            DELAWARE                  100%

ENCORE COMPUTER LIMITEE                         CANADA                   100%

ENCORE COMPUTER (U.K.) LIMITED              UNITED KINGDOM               100%

ENCORE COMPUTER BELGIUM S.A.                   BELGIUM                   100%

ENCORE COMPUTER GmbH                           GERMANY                   100%

ENCORE COMPUTER de PUERTO RICO, INC.           DELAWARE                  100%

ENCORE COMPUTER S.A.                            FRANCE                   100%

ENCORE COMPUTER (IRELAND) LIMITED              IRELAND                   100%

ENCORE COMPUTER ITALIA S.p.A.                   ITALY                    100%

JAPAN ENCORE COMPUTER                           JAPAN                     50%

ENCORE COMPUTER B.V.                         NETHERLANDS                 100%

ENCORE COMPUTER NETHERLANDS, B.V.            NETHERLANDS                 100%

ENCORE COMPUTER ESPANA S.A.                     SPAIN                    100%

ENCORE COMPUTER (IRISH PARTNERSHIP)            IRELAND                    50%

LAUDERDALE COMPUTER A.B.                       SWEDEN                    100%